Exhibit 99.4

NETWORK EQUIPMENT TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 4, 2007, Network Equipment Technologies, Inc. (“N.E.T.” or the “Company”) completed the acquisition (the “Acquisition”) of all of the outstanding shares of capital stock of Quintum Technologies, Inc. and Subsidiary (“Quintum”).

The following unaudited pro forma condensed combined balance sheet as of September 28, 2007 and the unaudited pro forma condensed combined statements of operations for the year ended March 30, 2007 and the six months ended September 28, 2007 are based on the historical financial statements of N.E.T. and Quintum after giving effect to the Acquisition using the purchase method of accounting, and N.E.T.’s payment of $21.9 million in cash, including approximately $1.4 million in closing costs, and issuance of 1,732,274 shares in unregistered shares of common stock of N.E.T. which are valued at $21.0 million using the purchase method of accounting. N.E.T. has also paid off approximately $2.1 million in debt owed by Quintum immediately prior to the Acquisition. This debt amounted to $1.9 million as of September 30, 2007. Additionally, N.E.T. issued 567,500 of new stock options to Quintum employees.

The unaudited pro forma condensed combined balance sheet as of September 28, 2007 is presented as if the Acquisition occurred at September 28, 2007. The unaudited pro forma condensed combined statement of operations for the year ended March 30, 2007 combines N.E.T.’s historical consolidated statement of operations for the year ended March 30, 2007 with Quintum’s historical consolidated statement of operations for the year ended June 30, 2007 as N.E.T. and Quintum had different fiscal year ends. The unaudited pro forma condensed combined statement of operations for the six months ended September 28, 2007 combines N.E.T.’s historical condensed consolidated statement of operations with Quintum’s historical consolidated statement of operations for the six months ended September 30, 2007.

The unaudited pro forma condensed combined statements of operations are presented as if the Acquisition had taken place at the beginning of the fiscal year presented, and carried forward through the interim period presented. For additional information, see the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The Acquisition has been accounted for under the purchase method of accounting. Under the purchase method of accounting, the total purchase price presented in the accompanying unaudited pro forma condensed combined financial statements was allocated to the assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase price over the net of the amounts assigned to tangible and identifiable intangible assets acquired and liabilities assumed is considered goodwill.

The unaudited pro forma condensed combined financial statements should be read in conjunction with (a) N.E.T.’s historical audited consolidated financial statements and the notes thereto included in N.E.T.’s Annual Report on Form 10-K for the year ended March 30, 2007; (b) N.E.T.’s unaudited condensed consolidated financial statements as of September 28, 2007 and for the three and six months then ended and the notes thereto included in N.E.T.’s Quarterly Report on Form 10-Q for the quarter ended September 28, 2007; and (c) the audited consolidated financial report of Quintum as of June 30, 2007 and for the year then ended and the notes thereto as well as the unaudited consolidated financial statements of Quintum for the three month period ended September 30, 2007 included as Exhibit 99.2 and 99.3, respectively, herewith.

The pro forma adjustments are based on N.E.T. management’s preliminary estimates of the value of the tangible and intangible assets acquired and liabilities assumed. These preliminary estimates are subject to change upon conclusion of a final valuation and may differ materially from those presented in these unaudited pro forma condensed combined financial statements. A change affecting the value assigned to the assets acquired or liabilities assumed will result in a reallocation of the purchase price and modifications to the pro forma adjustments.

The pro forma financial information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of N.E.T. following the Acquisition or the financial position or results of operations had the Acquisition actually occurred on the dates indicated above.

NETWORK EQUIPMENT TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 28, 2007

(In thousands)

	Historical
	Network Equipment Technologies, Inc.	Quintum Technologies, Inc.	Pro Forma Adjustment			Pro Forma Combined
Current assets:
Cash and cash equivalents	$11,148	$339	$(1,400)	(A	)	$10,087
Short-term investments	85,826	165	(22,398)	(A	)	63,593
Accounts receivable, net	15,951	2,189	—			18,140
Inventories	14,359	1,834	334	(B	)	16,527
Prepaid expenses and other assets	5,243	65	—			5,308

Total current assets	132,527	4,592	(23,464)			113,655
Property and equipment, net	10,425	211	—			10,636
Goodwill and intangible assets, net	—	374	41,372	(C	)	41,746
Other assets	7,177	392	—			7,569

Total assets	$150,129	$5,569	$17,908			$173,606

Current liabilities:
Accounts payable	$8,639	$1,859	$—			$10,498
Accrued liabilities	15,052	4,016	(3,353)	(B	)	15,715

Total current liabilities	23,691	5,875	(3,353)			26,213

Long-term liabilities:
7 1/4% redeemable convertible subordinated debentures	24,706	—	—			24,706
Other long-term liabilities	4,140	—	—			4,140

Total long-term liabilities	28,846	—	—			28,846
Stockholders’ equity:
Preferred stock	—	185	(185)	(D	)	—
Common stock	273	45	(28)	(D	)	290
Additional paid-in capital	217,439	27,136	(6,198)	(D	)	238,377
Treasury stock	(7,587)	—	—			(7,587)
Accumulated other comprehensive income	940	(38)	38	(D	)	940
Accumulated deficit	(113,473)	(27,634)	27,634	(D	)	(113,473)

Total stockholders’ equity	97,592	(306)	21,261			118,547

Total liabilities and stockholders’ equity	$150,129	$5,569	$17,908			$173,606

See accompanying notes to pro forma condensed combined financial information

NETWORK EQUIPMENT TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

SIX MONTHS ENDED SEPTEMBER 28, 2007

(In thousands, except per share amounts)

	Historical
	Network Equipment Technologies, Inc.	Quintum Technologies, Inc.	Pro Forma Adjustment			Pro Forma Combined
Revenue:
Product	$46,944	$8,456	$—			$55,400
Service	6,729	—	—			6,729

Total revenue	53,673	8,456	—			62,129

Costs of revenue:
Cost of product revenue	19,389	4,004	513	(E	)	23,906
Cost of service revenue	5,881	—	—			5,881

Total cost of revenue	25,270	4,004	513			29,787

Gross margin	28,403	4,452	(513)			32,342
Operating expenses:
Sales and marketing	9,203	2,383	488	(E	),(F)	12,074
Research and development	11,968	1,965	184	(F	)	14,117
General and administrative	5,526	2,054	302	(E	),(F)	7,882
Restructure and other costs	52	—	—			52

Total operating expenses	26,749	6,402	974			34,125

Income (loss) from operations	1,654	(1,950)	(1,487)			(1,783)
Interest income	2,280	—	(563)	(G	)	1,717
Interest expense	(913)	(15)	15	(G	)	(913)
Other expense, net	(7)	(2)	—			(9)

Income (loss) before taxes	3,014	(1,967)	(2,035)			(988)

Income tax provision	159	—	(107)	(H	)	52

Net income (loss)	$2,855	$(1,967)	$(1,928)			$(1,040)

Basic net income (loss) per share	$0.11			(I	)	$(0.04)

Diluted net income (loss) per share	$0.10			(I	)	$(0.04)

Common and common equivalent shares:
Basic	26,511		1,732	(I	)	28,243

Diluted	27,558					28,243

See accompanying notes to pro forma condensed combined financial information

NETWORK EQUIPMENT TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED MARCH 30, 2007

(In thousands, except per share amounts)

	Historical
	Network Equipment Technologies, Inc.	Quintum Technologies, Inc.	Pro Forma Adjustment			Pro Forma Combined
Revenue:
Product	$72,813	$17,891	$—			$90,704
Service	11,281	—	—			11,281

Total revenue	84,094	17,891	—			101,985

Costs of revenue:
Cost of product revenue	28,821	8,171	1,025	(E	)	38,017
Cost of service revenue	10,249	—	—			10,249

Total cost of revenue	39,070	8,171	1,025			48,266

Gross margin	45,024	9,720	(1,025)			53,719
Operating expenses:
Sales and marketing	18,699	5,345	988	(E	),(F)	25,032
Research and development	21,432	4,356	410	(F	)	26,198
General and administrative	13,129	3,534	671	(E	),(F)	17,334
Restructure and other costs	10,183	—	—			10,183

Total operating expenses	63,443	13,235	2,069			78,747

Loss from operations	(18,419)	(3,515)	(3,094)			(25,028)
Interest income	3,625	35	(974)	(G	)	2,686
Interest expense	(1,841)	(99)	99	(G	)	(1,841)
Other expense, net	(67)	(15)	—			(82)

Loss before taxes	(16,702)	(3,594)	(3,969)			(24,265)

Income tax benefit	(508)	—	—	(H	)	(508)

Net loss	$(16,194)	$(3,594)	$(3,969)			$(23,757)

Basic net loss per share	$(0.65)			(I	)	$(0.89)

Diluted net loss per share	$(0.65)			(I	)	$(0.89)

Common and common equivalent shares:
Basic	25,003		1,732	(I	)	26,735

Diluted	25,003		1,732	(I	)	26,735

See accompanying notes to pro forma condensed combined financial information

NETWORK EQUIPMENT TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

On December 4, 2007, Network Equipment Technologies, Inc. (“N.E.T.” or the “Company”) completed the acquisition (the “Acquisition”) of all of the outstanding shares of capital stock of Quintum Technologies, Inc. and Subsidiary (“Quintum”), an enterprise VoIP access switching and gateway solutions provider. N.E.T. believes the combined entity extends additional product solutions to customers, including the converged unified messaging and unified communications markets.

The unaudited pro forma condensed combined balance sheet as of September 28, 2007 is presented as if the Acquisition occurred on September 28, 2007. The unaudited pro forma condensed combined statement of operations for the year ended March 30, 2007 combines N.E.T.’s historical consolidated statement of operations for the year ended March 30, 2007 with Quintum’s historical consolidated statement of operations for the year ended June 30, 2007 as N.E.T. and Quintum had different fiscal year ends. The unaudited pro forma condensed combined statement of operations for the six months ended September 28, 2007 combines N.E.T.’s historical condensed consolidated statement of operations with Quintum’s historical consolidated statement of operations for the six months ended September 30, 2007.

The unaudited pro forma condensed combined statements of operations are presented as if the Acquisition had taken place at the beginning of the fiscal year presented, and carried forward through the interim period presented.

2.	Preliminary Purchase Price Allocation

Pursuant to the Acquisition agreement between N.E.T. and Quintum, N.E.T. paid $20.5 million in cash and 1,732,274 unregistered shares of common stock of N.E.T. valued at $21.0 million using the purchase method of accounting. In addition, N.E.T. incurred transaction costs approximating $1.4 million related to the Acquisition, which are accounted for as part of the purchase price. N.E.T. also paid off Quintum debt of $2.1 million on the acquisition date. This debt amounted to $1.9 million at September 30, 2007.

The number of shares issued was determined by dividing $20.5 million by $11.83, which was determined in accordance with the terms of the Acquisition agreement as the average closing price of NET stock during the ten consecutive trading days ending on and including the fifth day prior to the closing of the transaction.

The total purchase price of Quintum has been initially allocated based upon a preliminary valuation of the estimated fair value of the net tangible and intangible assets acquired and liabilities assumed. This allocation is subject to change pending a final analysis of the value of the assets acquired and liabilities assumed. The excess of the purchase price over the net of the amounts assigned to tangible and identifiable intangible assets acquired and liabilities assumed is assigned to goodwill.

3.	Unaudited Combined Pro Forma Adjustments

(A)	Records adjustments to cash and cash equivalents and short term investments as follows:

(in thousands)	Cash and cash equivalents	Short-term investments
Approximate transaction costs	$1,400	$—
Cash consideration	—	20,500
Quintum debt repaid by N.E.T.	—	1,898

	$1,400	$22,398

(B)	Adjusts Quintum’s tangible net assets to net realizable value.

As part of the Acquisition, N.E.T. acquired $394,000 of finished goods inventory, with a fair value of $728,000 and, at closing, paid off Quintum debt in the amount of $1,898,000. Quintum recorded a liability for legal costs of $828,000 in connection with a patent lawsuit in Germany which was not assumed as part of the Acquisition. Any costs not recovered from the plaintiff can be recovered from the Quintum shareholders. Quintum also recorded warranty liability charges of $627,000 which N.E.T believes will be settled with little or no cost.

(in thousands)
Quintum historical net assets	$(306)
Quintum historical intangible assets	(374)
Adjust finished goods inventory to net realizable value	334
Debt repayment	1,898
Accrued liability for legal costs not assumed	828
Adjust accrued warranty liability to net realizable value	627

Tangible net assets, as adjusted	$3,007

(C)	Records the preliminary purchase price of the Acquisition as follows:

(in thousands)
Preliminary purchase price:
Cash consideration	20,500
Equity consideration	20,955
Quintum debt repaid by N.E.T.	1,898
Approximate transaction costs	1,400

Total	$44,753

(in thousands)
Preliminary allocation of preliminary purchase price:
Quintum adjusted tangible net assets	$3,007
Intangible assets acquired:
Trademark	2,950
Customer list	3,100
Technology	4,100
Goodwill	31,596

41,746

Total	$44,753

(D)	Records the elimination of the stockholders’ deficiency of Quintum and issuance of 1,732,274 unregistered shares of N.E.T. shares which have a par value per share of $0.01 and a fair value of $21.0 million.

	Historical
(in thousands)	Eliminate Quintum Stockholder Deficiency	Issuance of N.E.T. Unregistered Shares	Pro Forma Adjustment
Preferred stock	$(185)	$—	$(185)
Common stock	(45)	17	(28)
Additional paid-in capital	(27,136)	20,938	(6,198)
Treasury stock	—	—	—
Accumulated other comprehensive income	38	—	38
Accumulated deficit	27,634	—	27,634

Total stockholders’ equity	$306	$20,955	$21,261

(E)	Represents the amortization of identifiable intangible assets resulting from the preliminary allocation of the purchase price as described in (C) above, calculated as if the Acquisition had taken place at the beginning of the fiscal year presented, and carried forward through the interim period presented as follows:

(in thousands)	Trademark	Customer List	Technology	Goodwill	Total
Purchased intangible assets	$2,950	$3,100	$4,100	$31,596	$41,746
Amortization of purchased intangible assets:
Year ended March 30, 2007	$590	$620	$1,025	$—	$2,235
Six months ended September 28, 2007	$295	$310	$513	$—	$1,118

Amortization of identifiable intangible assets resulting from the preliminary allocation of the purchase price is calculated on a straight-line basis. Developed technology is being amortized over 48 months and is charged to cost of product revenue. Customer list is being amortized over 60 months and is charged to sales and marketing. Trademark is being amortized over 60 months and is charged to general and administrative.

(F)	Records expense for stock-based compensation.

On December 4, 2007, N.E.T. issued 567,500 options to Quintum employees at the closing price of N.E.T. stock on that date and all outstanding Quintum options issued to Quintum employees prior to the Acquisition became fully vested and were exercised. The N.E.T. options vest over a four-year period, and for purposes of the unaudited pro forma condensed combined financial information, have been valued and amortized using the Black-Scholes option-pricing formula. The use of the Black-Scholes option-pricing formula and the variables used in determining the fair value was consistent with the valuation of stock-based compensation as used by N.E.T. in its historical financial statements.

(in thousands)	Fiscal year ended March 30, 2007	Six months ended September 28, 2007
Stock-based compensation expense for N.E.T. options issued to Quintum employees:
Sales and marketing	$408	$204
Research and development	454	213
General and administrative	89	43

	$951	$460

Stock-based compensation expense for Quintum options fully vested at Acquisition:
Sales and marketing	$(40)	$(26)
Research and development	(44)	(29)
General and administrative	(8)	(36)

	$(92)	$(91)

(G)	Records adjustments to interest income and expense as a result of adjustment (A) as follows:

	Fiscal year ended March 30, 2007	Six months ended September 28, 2007
Interest income	$(974)	$(563)
Interest expense	99	15

(H)	Adjusts for tax effects of pro forma adjustments.

No effect is recorded for the fiscal year ended March 30, 2007 due to combined net operating loss and loss carryforwards. For the six months ended September 30, 2007, the historical effective tax rate of N.E.T. of 5.3% for the period was utilized due to the significance of loss carryforwards and effects of stock-based compensation.

(I)	Adjusts for 1,732,274 shares issued in conjunction with the Acquisition. The unaudited pro forma combined basic and diluted loss per common share is computed by dividing the pro forma combined net loss by the adjusted weighted average number of common shares outstanding assuming the Acquisition occurred at the beginning of the period. For the six months ended September 28, 2007, only basic pro forma combined condensed consolidated net loss per share is presented as the effect of common stock equivalents is anti-dilutive.